UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:  May 14, 2007)

North American Galvanizing & Coatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):    (918) 494-0964

2250 East 73rd Street, Tulsa, Oklahoma 74136-6832
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

North American Galvanizing Company (the “Company”), announced that on May 14, 2007, its Board of Directors declared a 3-for-2 stock split of the Company’s common stock in the form of a 50% stock dividend.  The stock dividend is payable on June 8, 2007 to shareholders of record as of May 25, 2007, with a broker's cut-off date of June 1, 2007. The stock dividend entitles each shareholder of record as of May 25, 2007 to receive one share of common stock for each two shares then owned. Any fractional shares resulting from the stock split will be paid in cash based on the closing market price of the common stock on the record date.

 Item 9.01 Financial Statements and Exhibits.

   (d) Exhibits

The following exhibits are furnished with this Form 8-K.

99.1 Press Release of the Company dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Galvanizing & Coatings, Inc.

Date: May 18, 2007	By:	/s/ Beth B. Hood
Name: Beth B. Hood
Title: Vice President and Chief Financial Officer